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                                                                    Exhibit 23.1



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on December 11, 1997 pertaining to the Stock Subscription Warrants of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                              ERNST & YOUNG LLP


San Jose, California
December 11, 1997